UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2025

THERIVA BIOLOGICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-12584	13-3808303
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 270

Rockville, Maryland 20850

(Address of principal executive offices and zip code)

(301) 417-4364

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	TOVX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On May 7, 2025, Theriva Biologics, Inc. (the “Company”) issued a press release announcing positive topline outcomes from the VIRAGE Phase 2b clinical trial evaluating the Company’s lead product candidate VCN-01 (zabilugene almadenorepvec) plus standard-of-care (SoC) chemotherapy gemcitabine/nab-paclitaxel as a first line therapy for patients with metastatic pancreatic ductal adenocarcinoma (PDAC) for whom gemcitabine/nab-paclitaxel is the recommended first-line treatment option. VCN-01 is a systemically-administered, tumor selective, stroma-degrading oncolytic adenovirus that has been granted Orphan Drug Designation and Fast Track Designation by the U.S. Food and Drug Administration (FDA) for the treatment of pancreatic cancer.

The analysis of the VIRAGE trial (see “About VIRAGE” below) includes data for first-line treatment of 96 newly-diagnosed metastatic PDAC patients:

•	In the primary endpoint analysis, the 48 patients treated with at least one dose of gemcitabine/nab-paclitaxel SoC had a median overall survival (OS) of 8.6 months, while the 48 patients treated with VCN-01 followed by at least one dose of gemcitabine/nab-paclitaxel SoC had a median OS of 10.8 months [Hazard Ratio (HR) = 0.57, 95% CI 0.34-0.96, p=0.0546].

•	The improvements in OS in the VCN-01+SoC treatment arm compared to the SoC control arm were reflected in increased progression free survival (PFS) [median PFS 7.0 vs 4.6 months; HR = 0.55, 95% CI 0.34-0.88, p= 0.0105].

•	The median duration of response (DoR) was 5.4 months (n=15) in the SoC control arm, while the median DoR in the VCN-01+SoC treatment arm was doubled to 11.2 months (n=19, HR = 0.22, 95% CI 0.08-0.62, p=0.0035).

The increase in OS was greater for patients who received 2 doses of VCN-01 and 4 or more cycles of gemcitabine/nab-paclitaxel SoC (n=34) compared with patients who received 4 or more cycles of gemcitabine/nab-paclitaxel SoC (n=29) [median OS 14.8 and 11.6 months respectively; HR=0.44, 95% CI: 0.21-0.92, p=0.046], suggesting that the second dose of VCN-01 (administered 3 months after the first dose) provides a meaningful additional benefit in this treatment subgroup.

The adverse event (“AE”) VCN-01 profile was consistent with that observed in prior clinical trials. The most common VCN-01 related AEs (pyrexia, flu-like illness, vomiting, nausea, and elevated transaminases) were transient and reversible. These AEs were observed to be less frequent and of reduced CTCAE grade after the second VCN-01 dose (administered on day ~92) compared to the first VCN-01 dose (administered on day 1). A review by an Independent Data Monitoring Committee noted that the overall type and number of AEs in the VCN-01 treatment group was as expected for the pancreatic cancer population, the duration of treatment, and the administration of an oncolytic virus.

In addition, the Company will host an event on May 7, 2025 to review and discuss the data from the VIRAGE trial . In connection with the event, the Company intends to discuss the presentation which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 and in the press release furnished as Exhibit 99.1 and the presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended and shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. The press release furnished as Exhibit 99.1 and the presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements contained therein are “forward-looking” rather than historical.

Item 8.01. Other Events.

On May 7, 2025, the Company issued a press release announcing positive topline outcomes from the VIRAGE Phase 2b clinical trial evaluating the Company’s lead product candidate VCN-01 (zabilugene almadenorepvec) plus standard-of-care (SoC) chemotherapy gemcitabine/nab-paclitaxel as a first line therapy for patients with metastatic pancreatic ductal adenocarcinoma (PDAC) for whom gemcitabine/nab-paclitaxel is the recommended first-line treatment option. VCN-01 is a systemically-administered, tumor selective, stroma-degrading oncolytic adenovirus that has been granted Orphan Drug Designation and Fast Track Designation by the U.S. Food and Drug Administration (FDA) for the treatment of pancreatic cancer.

The analysis of the VIRAGE trial (see “About VIRAGE” below) includes data for first-line treatment of 96 newly-diagnosed metastatic PDAC patients:

•	In the primary endpoint analysis, the 48 patients treated with at least one dose of gemcitabine/nab-paclitaxel SoC had a median overall survival (OS) of 8.6 months, while the 48 patients treated with VCN-01 followed by at least one dose of gemcitabine/nab-paclitaxel SoC had a median OS of 10.8 months [Hazard Ratio (HR) = 0.57, 95% CI 0.34-0.96, p=0.0546].

•	The improvements in OS in the VCN-01+SoC treatment arm compared to the SoC control arm were reflected in increased progression free survival (PFS) [median PFS 7.0 vs 4.6 months; HR = 0.55, 95% CI 0.34-0.88, p= 0.0105].

•	The median duration of response (DoR) was 5.4 months (n=15) in the SoC control arm, while the median DoR in the VCN-01+SoC treatment arm was doubled to 11.2 months (n=19, HR = 0.22, 95% CI 0.08-0.62, p=0.0035).

The increase in OS was greater for patients who received 2 doses of VCN-01 and 4 or more cycles of gemcitabine/nab-paclitaxel SoC (n=34) compared with patients who received 4 or more cycles of gemcitabine/nab-paclitaxel SoC (n=29) [median OS 14.8 and 11.6 months respectively; HR=0.44, 95% CI: 0.21-0.92, p=0.046], suggesting that the second dose of VCN-01 (administered 3 months after the first dose) provides a meaningful additional benefit in this treatment subgroup.

The adverse event (“AE”) VCN-01 profile was consistent with that observed in prior clinical trials. The most common VCN-01 related AEs (pyrexia, flu-like illness, vomiting, nausea, and elevated transaminases) were transient and reversible. These AEs were observed to be less frequent and of reduced CTCAE grade after the second VCN-01 dose (administered on day ~92) compared to the first VCN-01 dose (administered on day 1). A review by an Independent Data Monitoring Committee noted that the overall type and number of AEs in the VCN-01 treatment group was as expected for the pancreatic cancer population, the duration of treatment, and the administration of an oncolytic virus.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Theriva Biologics, Inc., dated May 7, 2025
99.2	Presentation of VIRAGE trial data
104	Cover Page Interactive Data File (embedded within the XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 7, 2025	THERIVA BIOLOGICS, INC.

	By:	/s/ Steven A. Shallcross
		Name:	Steven A. Shallcross
		Title:	Chief Executive Officer and Chief Financial Officer